September 19, 2001




Dear Fellow Shareholders:

In light of the tragic events that occurred on Tuesday, September 11, 2001, the Board of Directors postponed the Annual Shareholders' Meeting originally scheduled for Wednesday, September 12, 2001.

The Board of Directors has rescheduled the Annual Shareholders Meeting for Monday, October 8, 2001, at 11:00 a.m. to be held at the offices of Kramer Levin Naftalis & Frankel, LLP, at 919 Third Avenue, 41st Floor, Conference Room B, New York, N.Y. 10022.

If you have any questions, please call the Fund at 1-800-840-1208 or Georgeson Shareholder Communications, Inc. at 1-800-223-2064.


                                          Sincerely,



                                          Your Board of Directors